SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
    (c)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11 (c) or Section 240.14a-12



                                 VIDEOLABS, INC

                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11 (c)(1)(ii), 14a-6(I)(2)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11,-1 4) Proposed maximum aggregate value of transaction:
        1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]  Fee Paid Previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of schedule and the date of its filing.
            1)     Amount Previously Paid:
            2)     Form, Schedule or Registrant Statement No:
            3)     Filing Party:
            4)     Date Filed:

                                   PRELIMINARY

                                 VIDEOLABS, INC.
                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 20, 1998

TO THE SHAREHOLDERS OF VIDEOLABS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of VideoLabs, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 20, 1998, at 3:00 p. m., local time, at The Metropolitan, 5418 Wayzata Boulevard, Minneapolis, 55416 for the following purposes:

         1. To elect four Directors to serve for the ensuing year and until their successors are duly elected and qualified.

         2. To authorize a 200,000 share increase in the number of shares of Common Stock available for stock options under the Company Employee Stock Option Plan.

         3. To transact such other business as may properly come before the meeting and any adjournment thereof.

            The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on March 31, 1998, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

            All shareholders are cordially invited to attend the Annual Meeting in person. Any shareholder attending the Annual Meeting may vote in person even if such shareholder previously signed and returned a Proxy.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     /s/ Jill R. Larson
                                     Jill R. Larson
                                     Secretary


Minneapolis, Minnesota
April  __, 1998



WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                   PRELIMINARY

                                 VIDEOLABS, INC.
                              --------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 20, 1998

            The enclosed Proxy is solicited on behalf of the Board of Directors of VideoLabs, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders ("Annual Meeting") to be held Wednesday, May 20, 1998, at 3:00 P.M., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at The Metropolitan, 5418 Wayzata Boulevard, Minneapolis, 55416.

         The Company's principal executive offices are located at 5960 Golden Hills Drive, Minneapolis, Minnesota 55416. The telephone number at that address is (612) 542-0061.

         These Proxy solicitation materials and the Company's Annual Report to Shareholders for its fiscal year ended December 31, 1997 were mailed on or about April 15, 1998, to all shareholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

            Shareholders of record at the close of business on March 31, 1998, are entitled to notice of, and to vote at, the Annual Meeting. At the record date 3,285,143 shares of the Company's Common Stock were issued, outstanding and entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

            Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

            The enclosed Proxy is solicited on behalf of the Board of Directors of the Company.

            Every shareholder voting for the election of Directors shall be entitled to one vote for each share of Common Stock standing in such shareholder's name on the books of the Company for each Director separately on a non-cumulative basis. On all other matters each share is entitled to one vote on each proposal or item that comes before the Annual Meeting.

            Proxy statements delivered to brokers who are prohibited from exercising discretionary authority over beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes") will not be included in these vote totals. The Company will include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for transaction of business, but will exclude abstentions and broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

            The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's Directors, officers and regular employees, without compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

            Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1999 Annual Meeting must be received by the Secretary of the Company no later than ___________, 1998, in order to be included in the Proxy soliciting material relating to that Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

            The following table sets forth as of March 1, 1998, certain information concerning those persons known by the Company to be the beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock of the Company; the number of shares of Common Stock owned by all directors of the Company, individually; and all Directors and all executive officers of the Company as a group.

                                                    SHARES BENEFICIALLY OWNED(1)
NAME                                                 NUMBER           PERCENT(2)
Ward C. Johnson                                     477,091(3)          12.3%
4507 Moorland Avenue
Edina, Minnesota  55424-1158

Richard Craven                                      645,948(4)          16.7%
5200 Willson Road  Suite 200
Edina, Minnesota  55424-1343

John A. Collins                                      65,455(5)           1.7%
5555 West 78th Street
Bloomington, Minnesota  55435

James W. Hansen                                     329,976(6)           8.5%
26 Hwy 96E
Dellwood, MN  55110

Perkins Capital Management, Inc.                    198,250(8)           5.1%
730 East Lake Street
Wayzata, Minnesota 55391

Jill R. Larson                                       96,500(7)           2.5%
14228 Shore Lane
Prior Lake, Minnesota  55372

All Directors and officers as a group (5 persons) 1,614,970             41.7%


(1) Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by persons indicated based upon there being 3,215,283 Common Shares outstanding.

(2) Includes shares of Common Stock issuable upon the exercise of warrants or options. (See below for an analysis of officer's and director's warrants and options.)

(3) Includes warrants owned by Mr. Johnson to purchase 121,091 shares of the Company's Common Stock.

(4) Includes warrants owned by Mr. Craven to purchase 173,955 shares of the Company's Common Stock and non-qualified options to purchase 20,000 shares of the Company's Common Stock.

(5) Includes non-qualified options to purchase 20,000 shares of the Company's Common Stock.

(6) Includes employee stock options to purchase 80,000 shares of the Company's Common Stock and non-qualified stock options to purchase 150,000 shares of the Company's Common Stock.

(7) Includes employee stock options to purchase 95,000 shares of the Company's Common Stock.

(8) Includes sole voting power over 71,500 shares of the Company's Common Stock and sole dispositive power over 198,250 shares of the Company's Common Stock.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS
NOMINEES

            The Company's Board of Directors currently has four (4) members. Four directors are to be elected at the Annual Meeting. Unless otherwise instructed, the Proxy Holders will vote the Proxies received by them for the four nominees named below. In the event that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the Proxies shall be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as Directors, the Proxy holders intend to vote all Proxies received by them in such a manner as will ensure the election of the nominees listed below. The term of office of each person elected as a Director will continue until the next Annual Meeting of the Shareholders and until his successor has been duly elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a Director.

            The following named persons have been nominated for election to the Company's Board of Directors:

        Name of Nominee         Age         Positions Held With The Company

        Ward C. Johnson         56          Director of the Company.

        Richard F. Craven       54          Director of the Company.

        John A. Collins         57          Director of the Company.

        James W. Hansen         43          President, Treasurer and CEO
                                            Chairman of the Board

            The Board of Directors recommends a vote FOR each nominee.

         Ward C. Johnson had been President, Treasurer, Director of the Company since its inception. He retired as President and Treasurer as of November 1, 1996. He holds a bachelor of science degree in chemical engineering from the University of Minnesota. Currently he is the President of Video Research, Inc., a manufacturer of specialty video cameras for leisure markets. From 1990 through 1992, he was president of Image-In, Inc., a distributor which developed image processing software. Mr. Johnson left Image-In, Inc. in February 1992. Image-In, Inc. filed for bankruptcy in April 1993. From 1980 through 1990, Mr. Johnson was President of Moniterm Corporation, a manufacturer of high resolution monitors and control boards.

         Richard F. Craven has been a Director of the Company since 1992. He holds a bachelor of science degree in business from the University of Minnesota. Mr. Craven has been in the real estate and insurance business since 1965, managing, owning and developing several business ventures. Mr. Craven is also a Director of RSI, Inc. See "Certain Transactions".

         John A. Collins has been a Director of the Company since 1992. He holds a bachelors degree in liberal arts from Regis College in Denver Colorado. From 1962 to 1981 Mr. Collins held various sales and sales management positions. In 1983, Mr. Collins founded Amcom Software, Inc. and is its President and Chief Executive Officer.

            James W. Hansen has been President, CEO , Treasurer of the Company since November 1996 and Chairman of the Board of Directors since May 29, 1997. Mr. Hansen holds bachelor degrees in Physiology and Physics Education from the University of Minnesota and an MBA in Finance from the University of St. Thomas. From 1979 - 1983 Mr. Hansen was a teacher and management consultant. From 1983 - 1986 he was a Vice President of the Apache Corporation, a NYSE traded oil and gas exploration company. From 1986 - 1992 he was a Senior Vice President and General Manager of the pension division of Washington Square Capital, a Reliastar Company, a NYSE traded financial services company. Since 1992 Mr. Hansen has served as an investor, Director, President or Vice President of several private companies in medical services and technology. He serves as a Director of Medtox Scientific (AMEX) and UBIQ, Inc. and has taught in the MBA program at the University of St. Thomas since 1984.

OTHER OFFICERS AND SIGNIFICANT EMPLOYEES

            Jill R. Larson, age 31, has been Secretary of the Company since February 1994, and has been the Business Manager of the Company since its inception in July 1992 and was promoted to Vice President of Administration in November 1996. Ms. Larson holds an associate of applied science degree in business from Northland Community College. From 1988 through 1992 she was Business Manager for Foundation Publishing which developed a desktop publishing application and distributed other Macintosh software applications.

            There is no family relationship between any directors or officers of the Company.


BOARD MEETINGS AND COMMITTEES

            James W. Hansen serves as Chairman of the Board of Directors of the Company. The Board of Directors held a total of seven (7) meetings during the fiscal year ended December 31, 1997. No Director attended fewer than seventy-five (75%) percent of all such meetings of the Board of Directors and of the committees, if any, upon which such Director served.

            The Audit Committee consists of Messrs. Collins and Craven. The principal functions of the Audit Committee are to recommend engagement of the Company's independent public accountants, to consult with the such accountants concerning the scope of the audit, to review with them the results of their examination, to review and approve any major accounting policy changes affecting the Company and to review the Company's financial control procedures and personnel. The Audit Committee held two (2) meetings during fiscal year 1997.

            The Compensation Committee currently consists of Messrs. Collins and Craven. The Compensation Committee held two (2) meetings during fiscal year 1997. The function of the Compensation Committee is to make salary, bonus and compensation recommendations to the Board of Directors of the Company. The Board of Directors of the Company has developed a compensation philosophy for all employees. It is the Company's policy to have most employees serve as employees at will with no employment contracts and to set base salaries at the midpoint of a range determined by independent surveys for that position if the incumbent fully meets the experience and skills necessary for success in that position. Additional financial compensation is based on performance related to success factors set by the Company's Board of Directors annually. In 1997 a profit sharing plan was adopted by the board of directors whereas an award could be made to employees if the Company meets certain pretax return goals. No payments are made under the plan until shareholders attain a 6% pretax operating ROE. The plan then begins awarding increasing amounts based on pretax operating ROE to a pool shared with all employees as shareholder returns increase.

            Executives also participate in an additional plan based on annual objectives of the Company similar to the profit sharing plan with amounts ranging up to 50% of base compensation. Participants can be awarded qualified employee stock options to recognize long term contributions to the Company. The total pool of qualified options is limited to 10% of the Company's outstanding securities.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

            The following table sets forth the compensation awarded to, earned by, or paid for all services rendered to the Company by the Company's Chief Executive Officer and the other most highly compensated executive officers whose total compensation exceeded $100,000 at the fiscal year end, for services to the Company in all capacities during the three fiscal years ended December 31, 1997.

                           Summary Compensation Table

                                    Annual Compensation             Long Term Compensation Awards
                                    -------------------             -----------------------------
                                                                  Other      Restricted    Options/SARs
 Name and Principal            Fiscal                             Annual       Stock          No. of
     Position                  Year      Salary      Bonus     Compensation    Awards         Shares
     --------                  ----      ------      -----     ------------    ------         -------
James Hansen                   1997     $85,462(1)  $40,019(3)       $0           0           50,000(4)
   President, Chairman,        1996     $20,000(2)        0          $0           0          150,000(5)
   Chief Executive Officer
   & Treasurer


(1) Includes compensation received as part of a consulting agreement see "Employment Contracts and Compensatory Arrangements" and compensation received as part of an employment agreement dated June 1, 1997 see also "Employment Contracts and Compensatory Arrangements".

(2) Includes compensation received as part of a consulting agreement see "Employment Contracts and Compensatory Arrangements" for the interim period of November 1, 1996 to December 31, 1996.

(3) Includes a management bonus of $35,000 paid to The Hansen Company (company wholly owned by Mr. Hansen) and an employee profit sharing bonus of $5,019. Both earned for 1997, but not paid until January 1998.

(4) Includes qualified employee stock options granted that were 100% vested and exercisable on the date of the grant.

(5) Includes non-qualified stock options granted that were 100% vested and exercisable on the date of the grant.

INDIVIDUAL OPTIONS

            The following table sets forth certain information with respect to individual options granted during 1997 by the Company's Chief Executive Officer and the other most highly compensated executive officers whose total compensation exceeded $100,000 at the fiscal year end.

                            Individual Option Grants

                Number        % of Total
                Options     Options Granted
    Name        Granted      to Employees(1)   Exercise Price   Expiration Date
    ----        -------      ---------------   --------------   ---------------
James Hansen    50,000(2)         50%             $1.00           May 29, 2007


(1) During fiscal year 1997, options to acquire an aggregate of 100,000 shares of Common Stock were granted to employees.

(2) Includes qualified employee stock options granted that were 100% vested and exercisable on the date of the grant.

AGGREGATE OPTIONS EXERCISED AND HOLDINGS

            The following table sets forth certain information with respect to aggregate options exercised during 1997 and options held at the end of such year by the Company's Chief Executive Officer and the other most highly compensated executive officers whose total compensation exceeded $100,000 at the fiscal year end.

 .            Aggregated Option Exercises in Last Fiscal Year and
                          iscal Year End Option Values

                                                                             Value of Unexercised
                                               Number of Unexercised         In-The-Money Options
                    Shares                    Options at Fiscal Year End    at December 31, 1997 (1)
                  Acquired on      Value      --------------------------   --------------------------
   Name            Exercise       Realized    Exercisable  Unexercisable   Exercisable  Unexercisable
   ----            --------       --------    -----------  -------------   -----------  -------------
James Hansen           0              0         200,000          0           $221,925         0


(1) Based on the December 31, 1997, closing bid price of the Company's Common Stock of $1.969 per share.

COMPENSATION OF DIRECTORS

            On June 3, 1994, the Company's Board of Directors authorized payment to non-employee Directors of $50.00 per meeting. On May 29, 1997 the Company's Board of Directors authorized an increase in payments to non-employee Directors to $250.00 per meeting effective June 1, 1997 and an annual grant of 2,000 non-qualified options pursuant the Company's Nonqualified Stock Option Plan.

EMPLOYMENT CONTRACTS AND COMPENSATORY ARRANGEMENTS

            In November of 1996 the Company entered into an agreement with The Hansen Company and James W. Hansen its principal, to provide executive leadership to the Company and to develop a strategic plan to optimize shareholder value. The agreement called for a minimum three month commitment ending February 15, 1997 and extended monthly thereafter at the mutual agreement of both parties. James Hansen received 150,000 non-qualified options at an exercise price of $0.8125 as an inducement to provide services to the Company and The Hansen Company received a retainer of $8,000 per month for services of a minimum of 24 hours per week as well as reimbursement of normal business expenses. Mr. Hansen continued under this consulting agreement after the minimum three month commitment until June 1, 1997. On June 1 ,1997 the company entered into a three year employment agreement with Mr. Hansen. The agreement calls for a minimum monthly base salary of $5,000 as well as reimbursement of normal business expenses. Mr. Hansen received 50,000 qualified employee stock options at an exercise price of $1.00 per the employment agreement. The consulting agreement between the Company and The Hansen Company has been terminated and a consulting provision has been included in Mr. Hansen's employment agreement to allow for consulting services and assistance as required by the Company for a monthly retainer of $2,000 payable to The Hansen Company. Mr. Hansen was elected Chairman of the Board of Directors at the annual meeting dated May 29, 1997.

            In November of 1996 the Company entered into an agreement with Mr. Ward Johnson, its founder and President, to retire from active management and as an employee of the Company but to continue to provide advice and to serve as the Chairman until the annual meeting. The agreement calls for a decreasing monthly retainer over 17 months totaling $101,000. These payments may be offset by net revenues earned by Mr. Johnson in his development activities of certain projects abandoned by the Company, but continuing to be pursued by Mr. Johnson and new investors. Mr. Johnson has agreed to continue to provide continuing assistance to the Company during this time period.

            At the sole discretion of the Company Mr. Johnson may receive an additional payment from the Company if certain projects under his direction become viable products for the Company and the Company retains a right of first refusal on any related technologies developed by Mr. Johnson during the term of his retainer.

                              CERTAIN TRANSACTIONS

SALE OF REAL ESTATE IN ROTTERDAM

            In 1994 the Company purchased a condominium in Rotterdam, The Netherlands for $137,579, for use by Company sales representatives. From September, 1994 through November 15, 1996, this condominium was occupied by Greg Craven, a former sales representative of the Company who is also the adult son of Richard F. Craven, a Director of the Company. Greg Craven is no longer employed by the Company and the condominium was sold in April 1997.

NON QUALIFIED OPTIONS GRANTED

            In May 1997 the Company granted on a one-time basis non qualified options to purchase 20,000 shares of Common Stock to non-employee members of the Board of Directors, Mr. Craven and Mr. Collins at an exercise price of $1.00 expiring on May 29, 2007.

WARRANT ADJUSTMENT

            The Company had outstanding warrants to purchase an aggregate of 481,764 shares of Company common stock that were originally issued at exercise prices of $1.50, $2.50, $2.65 and $2.80 per share. Such warrants contained provisions for the adjustment of the purchase price and the number of shares purchasable under the warrant in the event the Company subsequently issued certain securities. As part of a settlement with a former employee, the Company issued options to purchase common stock at an exercise price of $.6875 per share. On April 28, 1997, the Company notified the holders of the adjustable warrants that as a result of the issuance of the options, the purchase price for shares of Company common stock under their warrants had adjusted down to $.6875 per share, and the number of shares of Company common stock purchasable under their warrants proportionately increased, pursuant to the terms of their respective warrants. Other outstanding warrants, issued at exercise prices of $3.50 and $4.20 per share did not adjust. As a result of the adjustments, as of April 28, 1997 the aggregate number of shares of Company common stock purchasable under the adjusted warrants increased from 481,764 to 1,842,894, and the aggregate number of shares of Company common stock purchasable under all warrants outstanding increased from 819,264 to 2,180,394. Of the total adjusted warrants, 404,137 were beneficially owned by Mr. Craven, Mr. Collins and Mr. Johnson, members of the Board of Directors of the Company. Mr. Collins and Mr. Craven exercised 109,091 warrants in July 1997 and Mr. Johnson exercised 121,091 warrants in March 1998.

RELATED PARTIES

            Mr. Collins and Mr. Johnson, Directors of the Company, have adult sons employed at the Company. Mr. Collin's adult son, Sean Collins is the Company's Director of Sales and Marketing and Mr. Johnson's adult son, Christian Johnson is an Inside Sales Representative for the Company.

            Mr. Johnson, a director of the Company, is the Director of a current supplier of the Company, Production Technologies. The Company has used Production Technologies services to stuff circuit boards with components. Net purchases by the Company from Production Technologies totaled approximately $130,000 and $127,000 during fiscal year 1997 and 1996 respectively.

   COMPLIANCE OF OFFICERS AND DIRECTORS WITH SECTION 16(A) OF THE EXCHANGE ACT

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Security Dealers, Inc. Such officers, directors and ten percent (10%) shareholders are also required by SEC rules to furnish the Company with copies of all section 16(a) forms that they file.

            Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and ten percent (10%) shareholders were complied with.

                                  PROPOSAL TWO

                       AMENDMENT OF 1993 STOCK OPTION PLAN

            In April of 1993 the Board of Directors adopted the VideoLabs, Inc. 1993 Stock Option Plan (the "Plan"), which was subsequently amended and approved by the Company's shareholders on March 3, 1994. In May of 1995 the "Plan" was again amended by the Company's shareholders to increase the number of shares reserved for issuance under the Plan by 100,000 shares to an aggregate of 300,000 shares. The Board of Directors has again amended the Plan to increase the number of shares reserved for issuance under the Plan by 200,000 shares, subject to shareholder approval.


PURPOSE OF THE PLAN

            The purpose of the Plan is to advance the interests of the Company and its stockholders by enabling the Company to attract and retain persons of ability to perform services for the Company by providing an incentive to such persons through equity participation in the Company and by rewarding such persons who contribute to the achievement by the Company of its economic objectives.

ELIGIBLE PLAN PARTICIPANTS

            The Plan provides for the granting of stock options to key employees of the Company. All employees are eligible to participate in the Plan and, as of December 31, 1997, the Company had twenty one full-time employees. If the Plan's amendment is approved by the Company's shareholders, an aggregate of 500,000 shares of the Company's Common Stock will be reserved for issuance upon exercise of options granted under the Plan.

ADMINISTRATION

            The Plan is administered by the Company's Board of Directors, a majority of whom acting on any matter with regard to the Plan are to be "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act, or by a committee (the "Committee") composed of not fewer than three members of the Board of Directors who are "disinterested persons".

TERMS AND CONDITIONS OF OPTIONS

            Granting. A participant may be granted one or more Options under the Plan, and such Options shall be subject to the terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion.

            Exercise. An Option shall become exercisable at such times and such installments, if any, as shall be determined by the Committee at the time the Option is granted. Unless otherwise determined by the Committee at or after its date of grant, no Options shall be exercisable prior to six (6) months from its date of grant. Upon completion of its exercise period, an Option, to the extent not exercised, shall expire.

            Exercise Price. The per share price to be paid by the participant at the time of an Option is exercised shall be determined by the Committee, in its discretion, at the date of grant; provided, however, that such price shall not be less than (i) 100% of the fair market value of one share of Common Stock on the date the Option is granted; or (ii) 110% of the fair market value of one share of Common Stock on the date the Option is granted if, at the time the Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all the classes of stock of the Company as determined pursuant to Section 422 of the Internal Revenue Code (the "Code").

            Duration. The period during which an Option may be exercised shall be fixed by the Committee in its sole discretion at such time the Option is granted; provided, however, that in no event shall such period exceed ten years from its date of grant, or, in the case of a participant who owns, directly or indirectly more than 10% of the total combined voting power of all the classes of stock of the Company as determined pursuant to Section 422 of the Code, five years from its date of grant.

            Manner of Option Exercise. An Option may be exercised by a participant in whole or in part from time to time, subject to the conditions contained in the Plan, by delivery, in person or through certified or registered mail, of written notice of exercise to the Company at its principal executive offices, and by paying in full the total option exercise price for the shares of Common Stock to be purchased. If a participant exercises any Option with respect to some, but not all, of the shares of Common Stock subject to such Option, the right to exercise such Option with respect to the remaining shares shall continue until it expires or terminates in accordance with the terms. No Option shall be exercisable except in whole shares.

            Payment of the Exercise Price. The total purchase of the shares to be purchased upon exercise of an Option shall be paid entirely in cash, including check, bank draft, or money order.

AMENDMENT

            The Plan may be amended by the Board of Directors, subject to approval by affirmative vote of the holders of a majority of the shares of the Company's Common Stock present and entitled to vote at a meeting at which a quorum is present.

TAX CONSEQUENCES

            Under the present federal tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of an Option, nor will the participants exercise of an Option result in federal income tax consequences to the Company. Although a participant will not realize ordinary income upon his exercise of an Option, the excess of the fair market value of the shares of Common Stock acquired at the time of exercise over the exercise price will constitute an "item of tax preference" within the meaning of
Section 57 of the Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the participant. If a participant does not dispose of shares of Common Stock acquired through the exercise of Option within two (2) years from the date of grant and within one
(1) year of the exercise of the Option, any gain realized upon a subsequent disposition of such shares will constitute long-term capital gain to the participant. If a participant disposes of such shares within two (2) years from the date of grant or within one (1) year of the date of exercise of the Option, an amount equal to the lesser of (i) the excess of the fair market value of such shares on the date of exercise over the exercise price, or (ii) the actual gain realized upon such disposition will constitute ordinary income to the participant in the year of disposition. Any additional gain upon such disposition will be taxed as short-term capital gain. The Company will receive a deduction in an amount equal to the amount constituting ordinary income to the participant.

ACCOUNTING TREATMENT

            Under accounting rules currently in effect, the grant or exercise of an option under the Plan does not result in a charge against the earnings of the Company provided that the exercise price is 100% of fair market value at the date of the grant.

OUTSTANDING OPTIONS

            As of December 31, 1997, the following options were outstanding under the Option Plan: (i) options for 115,000 shares at $3.13 to $.81 per share to the current executive officers of the Company, and (ii) options for 131,000 shares at $3.13 to $.81 per share to all eligible employees, including current officers who are not executive officers, as a group. The exercise period is determined by the Committee at the date of grant. The exercise period for these options is ranges from zero to four years.

PROPOSED AMENDMENT

            The Company initially reserved 100,000 shares of Common Stock for issuance under the Plan. The Board of Directors authorized and the shareholders approved an increase in the number of reserved shares to 300,000. Subsequently, the Board of Directors has approved increases in the number of shares reserved by the Company to 500,000, subject to shareholder approval. Approval of this amendment requires the affirmative vote of a majority of the shares of common stock voting at the annual meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

            The Board of Directors unanimously recommends a vote FOR the proposal to amend the Plan by increasing the number of shares reserved for issuance under the Plan by 200,000 shares to an aggregate of 500,000 shares of Common Stock.


                                  OTHER MATTERS

            The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent according to their best judgment.

            It is important that your shares be represented at the Annual Meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying Proxy in the envelope which has been enclosed, at your earliest convenience.




                                           THE BOARD OF DIRECTORS

Dated:  April  __, 1998

                                VIDEOLABS, INC.
                 5960 GOLDEN HILLS DR. GOLDEN VALLEY, MN 55416
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, having duly received the Notice of Annual Meeting and Proxy
Statement dated April   , 1998, hereby appoints James W. Hansen and Jill R.
Larson proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all common shares of VideoLabs, Inc. which the undersigned is entitled to vote at the annual meeting of shareholders of VideoLabs, Inc., to be held at 3:00 pm on Wednesday, May 20, 1998, at The Metropolitan, 5418 Wayzata Blvd., Minneapolis, Minnesota, and any adjournment thereof.


1. ELECTION OF DIRECTORS

   [ ] FOR all nominees listed below
       (EXCEPT AS MARKED TO THE CONTRARY BELOW):

   [ ] WITHHOLD AUTHORITY
   TO VOTE FOR ALL NOMINEES LISTED BELOW:

  (INSTRUCTION: to withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below:)

       WARD C. JOHNSON  RICHARD F. CRAVEN  JOHN COLLINS  JAMES W. HANSEN


2. Proposal to authorize a 200,000 share increase in the number of shares of common stock available for stock options under the Company Employee Stock Option Plan.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN



        (CONTINUED, AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all directors named in Item 1 and for proposal 2.

PLEASE SIGN, DATE AND MAIL THIS PROXY STATEMENT IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

Sign exactly as your name appears below, in the case of joint tenancy, both joint tenants must sign; fiduciaries please indicate title and authority.



                                                  Dated:_________________ ,1998


                                                  ____________________________
                                                  Signature


                                                  ____________________________
                                                  Signature